Exhibit 3.2
BYLAWS
OF
RELIANCE BANCSHARES, INC.
Amended On and
Effective As Of:
April 17, 2007

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BYLAWS
OF
RELIANCE BANCSHARES, INC.
ARTICLE I.
OFFICES
     The principal office of the Corporation in the State of Missouri shall be located in St. Louis County, Missouri. The Corporation may have such other office(s), either within or without the State of Missouri, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
     The registered office of the Corporation required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with its principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II.
SEAL
     The seal of the Corporation shall be a circular impression with the name of the Corporation in the upper portion of the rim thereof, the word “MISSOURI” in the. lower portion of the rim thereof, and the word “SEAL” in the center. The Board of Directors, by resolution, may change the form of the Corporation’s seal from time to time.
ARTICLE III.
SHAREHOLDERS
Section 3.01. Annual Meeting. The annual meeting of the shareholders shall be held on the second Thursday in the month of April, in each year, beginning with the year 1999, at the hour of 4:00 p.m. local time, or at such other time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be arranged.
The Board of Directors may select a different day for the annual meeting if such day is within sixty (60) days of the date specified herein.
Section 3.02. Special Meeting. Special meetings of the shareholders will be called by the Secretary upon request of the Chairman or President or a majority of the members of the Board of Directors or upon the request of the holders of not less that seventy-five percent (75%) of all the outstanding shares of the Corporation’s stock entitled to vote at such meeting. Notwithstanding the provisions of any Article of the Articles of Incorporation or any other Article herein, this section of the Bylaws may not be amended or repealed without the consent of the holders of seventy-five percent (75%) of the outstanding shares of the Corporation.
Section 3.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors, except that a meeting called expressly for the purpose of removal of a director shall be held at the registered office or principal business office of the Corporation in the State of Missouri in which the principal business office of the Corporation is located. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting unless such meeting is call expressly for the purpose of removal of one or more directors, in which event such meeting shall be held at the registered office or principal business office of the Corporation in the State of Missouri or in the city or county of the State of Missouri in which the principal business office of the Corporation is located. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Missouri.
Section 3.04. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid for first class mail.
Section 3.05. Meetings, How Convened. Every meeting, for whatever purpose, of the shareholders of the Corporation shall be convened by its Chairman, President, Secretary, or other officer, or any of the persons calling the meeting by notice given as herein provided.
Section 3.06. Closing Transfer Book; Record Date. The Board of Directors shall have power to close the transfer book of the Corporation for a period not exceeding seventy days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to the allotment of rights, or to exercise the rights in respect of the change, conversion or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date, only the shareholders who are shareholders of records at the close of business on the twentieth day preceding the date of the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.
Section 3.07. Voting Lists. The officer having charge of the transfer book for shares of the Corporation shall make, at least, ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
Section 3.08. Quorum. A majority of the outstanding shares of the Corporation entitled to a vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present, those present may adjourn the meeting until a specified date, not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Articles of Incorporation or the Bylaws of the Corporation.
Section 3.09. Inspectors. Every meeting of the shareholders shall be called to order by the Chairman, President or Secretary. If the object of said meeting to be elect directors or to take a vote of the shareholders on any proposition, then, if requested to do so by any officer of the Corporation or the holders of a majority of shares present at such meeting, in person or by proxy, the person presiding at said meeting shall appoint not less that two persons who are not directors as inspectors to receive and canvass the votes given at such meeting and certify the results to the person presiding. In all cases where the right to vote upon any share or shares shall be questioned, it shall be the duty of the inspectors or the persons conducting the vote to require the transfer books as evidence of shares held, and all shares that may appear standing thereon in the name of any person or persons shall be entitled to be voted upon by such person or persons directly to themselves or by proxy.
Section 3.10. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Proxies must be written and signed and delivered to the Corporation in person, by U.S. Mail, by messenger, courier or delivery company or by telecopier. If authorized by the Board of Directors, proxies may be given by telephone or by electronic mail via the internet. No proxy shall be valid after eleven months from the date of execution unless otherwise provided in the proxy.
Section 3.11. Eligible Voters. Any shareholder owning one or more shares of stock of record in the stock books of the Corporation on the record date or on the date of closing of the transfer books of the Corporation, as provided in Section 3.06 of these bylaws, shall be eligible to vote at any meeting of shareholders. On each matter submitted to a vote, each such shareholder shall have as many votes as he has shares of stock in this Corporation.
A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the share so transferred.
Neither shares of its own stock held by the Corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are owned beneficially and of record (and not in trust) by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
Section 3.12. No Shareholder Action Without Meeting. Actions shall be taken by the shareholders only at annual or special meetings of shareholders, and shareholders may not act by written consent. This Section 3.12, may not be altered, amended or repealed except by an affirmative vote of at least seventy-five percent (75%) of the total number of directors or by the shareholders of the Corporation, as provided by the Articles of Incorporation.
Section 3.13. No Cumulative Voting. In all elections for directors, or for the removal of directors, no shareholder entitled to vote shall have the right to cast votes in the aggregate or in a cumulative manner.

Section 3.14. Shareholders’ Right to Examine Books and Records. This Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its shareholders and Board of Directors, and the names and places of residence of its officers; and it shall keep at its registered office or principal place of business in this state, or at the office of its transfer agent in this state, if any, books and records in which shall be recorded the number of shares subscribed, the name of the owners of the shares, the numbers owned by them respectively, the amount of shared paid, and by whom, and the transfer of such shares with the date of transfer. Each shareholder may, during business hours, have access to the books of the Corporation, to examine the same. The Board of Directors may, from time to time, further prescribe regulations with respect to any such examination.
Section 3.15. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 3.15 of Article III shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 3.15 of Article III. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such shareholder’s notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 3.15 of Article III, and, if he or she should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.
Section 3.16. Procedures for Submission of Shareholder Proposals at Annual Meeting. At any annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who complies with the procedures set forth in this Section 3.16 of Article III. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder’s notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting, except in accordance with the procedures set forth in Section 3.16 of Article III. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.16 of Article III, and, if he or she should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
ARTICLE IV.
BOARD OF DIRECTORS
Section 4.01. General Powers. The property, business and affairs of the Corporation shall be controlled and managed by its Board of Directors.
Section 4.02. Number, Term and Qualifications. The initial number of directors of the Corporation shall be five (5). Each director shall hold office until his or her successor shall have been elected and qualified. The directors need not be resident of the State of Missouri or shareholders of the Corporation to serve for the Corporation.
Thereafter, at the first annual meeting of shareholders to be held in 1999, at a date fixed by these bylaws, the number of directors shall continue to be five (5) persons provided, however, that the whole Board shall be fixed, from time to time, by resolutions adopted by the Board, but shall not be less than five (5) persons nor more than fifteen (15). The Board shall be divided into three classes as nearly equal in number as possible, whose terms shall expire at different times. When the initial Board is elected, at the annual meeting in 1999, one (1) director shall be elected for a term of one (1) year; two (2) directors for a term of two (2) years; and two (2) directors for a term of three (3) years. At each subsequent annual shareholders’ meeting, successors to the class of directors whose term expire that year shall be elected to hold office for a term of three (3) years. Notwithstanding the provisions of any other Article herein, this section of the Bylaws may not be amended or repealed without the consent of the holders of seventy-five percent (75%) of the outstanding shares of the Corporation.
Section 4.03. Election and Vacancies. The first Board of Directors shall be appointed by the incorporator. At each annual meeting thereafter, the shareholders shall elect by ballot the members of the Board of Directors. Each person appointed or elected as director shall hold office until the annual meeting of the shareholders at which his or her term expires or until his or her successor shall have been elected by the shareholders. Each director elected thereafter shall hold office for a term of years as specified for his or her class and after three years all directors will be elected for terms of three (3) years and thereafter until his or her successor shall have been elected and qualify, unless he shall be removed by, action of the shareholders. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, removal, or resulting from an increase in the authorized number of directors, or otherwise, a majority of the remaining directors then in office, although less than a majority of the entire Board of Directors, may fill the vacancy or vacancies so created until a successor or successors shall be duly elected by the shareholders and shall qualify. The Board of Directors may apportion any increase or decrease in directorships among the classes as nearly equal in number as possible. Notwithstanding the provision of any other Article herein, only the remaining directors of the corporation shall have the authority, in accordance with the procedure stated above, to fill any vacancy which exists on the Board of Directors.
Section 4.04. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw promptly after the annual meeting of shareholders and within thirty days after the date on which the annual meeting of shareholders is held. Said organizational meeting of the Board of Directors may also be held immediately before the annual meeting of shareholders at the discretion of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than such resolution, said meetings to be held monthly or at other intervals as determined by the Board of Directors.
Section 4.05. Special Meetings. A special meeting of the Board of Directors may be called by, or at the request of the Chairman, the Chief Executive Officer, the President, or a majority of the directors. The person or persons authorized to call such a special meeting of the Board of Directors may fix any place, either within or without the State of Missouri, as the place for holding such special meeting.
Section 4.06. Notice. Notice of any special meeting shall be delivered at least two (2) days prior thereto by written notice delivered personally or left at or mailed to each director at his or her business or residence address, or by telegram, telecopier, or electronic mail via the internet. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, telecopier, or electronic mail such notice shall be deemed to be delivered when the text of the telegram is delivered to the telegraph company or by telecopier, when transmitted by such a machine or device or by electronic mail when sent over the internet. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 4.07. Quorum: Participation by Telephone. A majority of the full Board of Directors shall constitute a quorum for the transaction of business by the Board of Directors at any meeting, unless a greater number is required by the Articles of Incorporation or these Bylaws; provided, however, that in the absence of such quorum, a majority of the directors present and voting at such meeting shall have the right successively to adjourn the meeting to a specified date, and no notice of such adjournment need be given to directors not present at the meeting. Any act or decision of the majority of the directors present at a meeting at which a quorum is present shall be the act or decision of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation or these Bylaws.
Members of the Board of Directors may participate in a meeting of the Board of Directors, whether regular or special, or of a committee of the Board, as the case may be, by means of conference telephone, video conference or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at he meeting.
Section 4.08. Action Without a Meeting. Any action that may be taken at a meeting of the Board of Directors or of a committee of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee, as the case may be. Such written consents shall be filed by the Secretary with the minutes of the proceedings of the Board of Directors or of the committee, as the case may be, and shall have the same force and effect as a unanimous vote at a meeting duly held.
Section 4.09. Resignations. Any director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the Chairman, President or the Secretary shall be effective upon delivery, unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereupon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated on the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.
Section 4.10. Removal by Shareholders. Any director or directors may be removed, without cause, at a meeting of the shareholders called expressly for that purpose. A director or the entire Board of Directors may be removed by a vote of the holders of a seventy-five percent (75%) majority of shares then entitled to vote at an election of directors. At a meeting of shareholders called expressly for that purpose, a director may be removed by the shareholders for cause by the appropriate vote of the holders of a majority of the shares entitled to vote upon his election. Cumulative voting shall not be permitted at such elections for the removal of directors. Notwithstanding the provisions of any other Article herein, this section of the Bylaws may not be amended or repealed without the consent of the holders of seventy-five percent (75%) of the outstanding shares of the Corporation.
Section 4.11. Removal by Board of Directors. Any director may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the Corporation’s qualifications for election as a director as set forth in its Articles of Incorporation or in these Bylaws, or if the director shall be in breach of any agreement between such director and the Corporation relating to such director’s services as a director or employee of the Corporation. Notice of the proposed removal shall be given to all directors of the Corporation prior to action thereon.
Section 4.12. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, and may be paid a stated salary, fee or retainer as director, or other compensation or a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 4.13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action taken shall be presumed to have assented to the action taken unless the director dissents or abstains at such meeting, and the fact of such dissent or abstention (a) is entered into the minutes of the meeting, or (b) shall be filed by the director in writing with the person acting as secretary of the meeting before the adjournment thereof, or (c) shall have been recorded by the director and forwarded by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting.
Section 4.14. Committees. The Board of Directors, by resolution adopted by a majority of the Board, may create the following committees and appoint or designate the members of the Board to serve thereon and name the Chairperson of each committee. Members shall serve on such committees at the pleasure of the Board of Directors. Committees shall hold meetings as determined by their members or as provided herein, shall keep minutes and/or make regular reports to the full Board of Directors. The Board of Directors may periodically call executive sessions of non-management and/or independent directors of this Board, and may designate a Lead Director for such sessions. This group may provide its findings and/or recommendations to the full Board of Directors for action. The full Board shall determine which Directors are independent directors by applying the standards as outlined in Section 4.14.2 hereof.
Section 4.14.1. Executive Committee. The Board of Directors may appoint an Executive Committee consisting of two (2) or more members, one of whom shall be the Chief Executive Officer, who shall be designated as the Chairperson. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to amend the Articles of Incorporation or these bylaws, declare dividends, issue stock, declare stock splits, authorize corporate reorganizations, including mergers and acquisitions, recommend to shareholders any action requiring their approval, including but not limited to the sale, lease or exchange of all or substantially all of the Corporation’s property or assets, appoint officers, fill vacancies on this Board, appoint and change the membership of any committee at any time, fill vacancies thereon, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the interval between its meetings. A meeting of the Executive Committee may be held or called by the Chairperson or a majority of the members and a majority shall constitute a quorum. All actions of the Executive Committee shall be reported and forwarded to the full Board at the following regular meeting for its ratification and approval or its rejection.

Section 4.14.2. Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of three (3) or more members, all of whom must be independent directors, financially literate, and one of whom must qualify as an audit committee financial expert who shall serve as the Chairperson. In selecting Audit Committee members, the Board shall apply the standards of controlling laws and regulations regarding these qualifications. The Board may apply other standards if it determines to list the Corporation’s stock on a national securities exchange.
The Audit Committee shall meet at least quarterly at the call of the Chairperson and at other times as determined by the Chairperson. It shall provide the Board’s oversight responsibilities related to the Corporation’s internal controls and disclosure practices, financial reporting and audit functions and shall provide procedures for internal and external complaints about accounting, controls or auditing matters, including confidential submissions by employees. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the Corporation’s registered outside independent auditor and may engage independent counsel and other advisors that it deems necessary and at the expense of the Corporation. Annually, the Audit Committee shall conduct a self-evaluation and prepare an annual report for inclusion in the Corporation’s proxy statement. The Audit Committee will also set the ethical tone for the Corporation, its officers, directors and employees and it shall monitor compliance with the Corporation’s Code of Ethics Policy. It shall further define its duties in a publicly available charter, which shall be approved by the full Board and will be included in the proxy statement at least every three (3) years.
Designated directors and officers of the subsidiary bank(s) and thrift(s) and the internal auditor of the banking group shall be permitted to attend and participate in Audit Committee meetings as determined by the Chairperson, in order to fulfill the audit requirements of those entities. Minutes of all such meetings shall be prepared and forwarded to the Boards of Directors of the Corporation and its subsidiaries for their information.
Section 4.14.3. Compensation Committee. The Board shall appoint a Compensation Committee consisting of three (3) or more members, one of whom shall be designated as the Chairperson. The Compensation Committee shall meet at least once a year and more frequently as circumstances dictate at the call of the Chairperson. The Committee shall recommend compensation for the Chief Executive Officer and other senior executives, review and make recommendations relative to the Corporation’s incentive compensation and equity based plans, set performance goals and objectives for the Chief Executive Officer and other executive officers in connection with their compensation, issue an annual report for inclusion in the Corporation’s proxy statement and make recommendations to the full Board regarding Director compensation. It shall adopt and periodically review a charter that describes its duties and submit the same to the full Board for approval. The Committee shall have authority to retain compensation consultants to advise in performing its duties, at the expense of the Corporation. Reports of the Committee shall be periodically made to the full Board for approval.
Section 4.14.4 Nominating & Governance Committee. The Board shall appoint a Nominating and Governance Committee consisting of three (3) or more members, one of whom shall be designated as the Chairperson. The Committee shall meet periodically at the call of the Chairperson. It shall consider and make recommendations regarding the Board’s corporate governance principles and leadership development program, it shall oversee executive succession planning, and identify individuals qualified to become directors of the Corporation and its subsidiaries and recommend nominees for election by the shareholders or appointment by the Board in the event of vacancies. The Committee shall adopt and periodically review a charter that describes its duties and submit the same to the full Board for approval. Minutes and/or reports shall be periodically made to the full Board for approval.
Section 4.14.5. Other Committees. The Board of Directors may, from time to time, appoint other committees, which shall have the name, membership, purpose, power and authority delegated to it by resolution of the Board of Directors.

Section 4.15. Advisory Board. The Board of Directors may create an Advisory Board to consist of not more than thirty (30) members designated by the Board of Directors. The members so designated shall serve until the annual organizational meeting of the Board of Directors succeeding their appointment. At each annual organizational meeting of the Board of Directors of the Corporation, the Board of Directors shall designate members of the Advisory Board to serve until the next succeeding annual organizational meeting of the Advisory Board, provided that the numbers shall never be enlarged to more than the then authorized number of Directors.
The Advisory Board may meet at the time and place of and in connection with the meetings of the Board of Directors, may participate in capacity only to the board of Directors in the management of the affairs of the Corporation. The Board of Directors may from time to time designate a Chairman of the Advisory Board, who may be invited to participate ex officio in all of the meetings of all committees of the board. Members of the Advisory Board shall be compensated as determined by the Board of Directors of the Corporation for attendance at meetings. All provisions hereof relating to notice of meetings of the Board of Directors shall be applicable to meetings of the Advisory Board. Any member of the Advisory Board may be appointed or elected to serve in an advisory capacity to, or on, any committee of the Board of Directors, and shall be compensated as determined by the Board of Directors of the Corporation.
Each vacancy in the Advisory Board may be filled by the Board of Directors of the Corporation.
ARTICLE V.
OFFICERS
Section 5.01. Number. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, the President, an Executive Vice President, one or more Vice-Presidents (the number and type thereof to be determined by the Board of Directors), a Secretary, and a Treasurer and Chief Financial Officer, each of whom shall be elected, appointed or confirmed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.
Section 5.02. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the meeting of the Board of Directors held in conjunction with the annual meeting of the shareholders or the first meeting thereafter. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.
Section 5.03. Removal. Any officer, agent, or other employee elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 5.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary of the Corporation. Any written notice delivered in person to the Chairman, the President or the Secretary shall be effective upon delivery unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05. Vacancies. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
Section 5.06. Chairman of the Board. The Board of Directors shall elect one of its members to be Chairman of the Board. The Chairman of the Board shall provide overall direction and guidance to the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors and shall be an ex-officio member of all the committees of the Board except the Audit Committee and other committees as specified by the Board. The Chairman shall in general perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time. In the absence or disability of the Chief Executive Officer or the President, the Chairman shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer or the President.
Section 5.07. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be that person designated by the Board of Directors from among the Chairman of the Board and/or the President. In the absence of such a designation, the President shall be the Chief Executive Officer. The Chief Executive Officer shall have general supervision and control over all of the business, affairs and property of the Corporation and shall be responsible at all times to the Board of Directors and the Executive Committee, if any. The Chief Executive Officer shall have the power to suspend any subordinate officer appointed by the Board until such Board may be convened. The Chief Executive Officer shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation. In the absence or the disability of the Chairman of the Board or President, when the Chief Executive Officer is not the Chairman of the Board or President, as the case may be, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board or the President, as applicable. In the event the Chief Executive Officer shall fail or for any reason be unable to serve, the Board of Directors shall promptly act to fill such vacancy.
Section 5.08. President. The President shall be a director and shall have such powers, responsibilities and duties as shall be assigned by the Board of Directors, or, when he or she is not the Chief Executive Officer, by the Chief Executive Officer. The President shall have equal authority with the Chief Executive Officer with respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation. In the absence or disability of the Chief Executive Officer, when the Chief Executive Officer also serves as the Chairman of the Board and the President is not the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board and the Chief Executive Officer.
Section 5.09. Executive Vice President. The Executive Vice President may be designated by the Board as the Chief Operating Officer of the Corporation and shall supervise the day to day operations of the Corporation and in the absence or disability of the President or Chief Executive Officer, the Executive Vice President shall perform the duties of the President and Chief Executive Officer, if the Chairman of the Board is not present or is disabled and when so acting shall have all the power of and shall be subject to all the restrictions of the President and Chief Executive Officer. The Executive Vice President shall exercise such power only so long as the Chairman of the Board, the President and the Chief Executive Officer remain absent or disabled, or until the Board of Directors elects a new President and/or Chief Executive Officer. The Executive Vice President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, when delegated the authority in writing by the President and Chief Executive Officer, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officers or agents of the Corporation, or shall be required by law to be otherwise signed or executed. The Executive Vice President shall in general perform, all duties incident to the office of the Executive Vice President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.10. Vice President(s). In the absence or disability of the Chairman of the Board, the President, the Chief Executive Officer and Executive Vice President, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executed Officer, the President and/or Executive Vice President, and who so acting shall have all the powers of and be subject to all the restriction upon the Chief Executive Officer, the President and/or the Executive Vice President. The Vice-President shall exercise such powers only so long as the Chairman of the Board, the Chief Executive Officer, the President and/or Executive Vice President remains absent or disabled, or until the Board of Directors elects a new Chairman of the Board, Chief Executive Officer, President or Executive Vice President. Any Vice-President shall perform such other duties as from time to time may be assigned to them by the President or by the Board of Directors. A Vice President may sign and execute contracts and other instruments and obligations pertaining to the regular course of his or her duties.
Section 5.11. Secretary. The Secretary shall (a) attend meetings and keep the minutes of the proceedings of the shareholders and of the Board of Directors and of all committees of the Board in one or more books provided for that purpose, as directed by the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents and execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the name and post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer, the President, or the Executive Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer and the President or by the Board of Directors. One or more Assistant Secretaries may be appointed to assist the Secretary and perform such functions in his/her absence or disability.
Section 5.12. Treasurer and Chief Financial Officer. The Treasurer, who shall also be the Chief Financial Officer shall: (a) be responsible to the Board of Directors and the Chief Executive Officer for all financial controls and the internal audit of the Corporation and its subsidiaries; (b) have charge and custody of and be responsible for all funds and securities of the Corporation; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) keep full and accurate accounts of receipts and disbursements in books and equipment belonging to the Corporation; (e) prepare and sign financial statements to be filed with regulatory agencies and attest to the accuracy of such reports as required by law; and (f) in general perform all of the duties incident to the office of Treasurer and Chief Financial Officer and such other duties as from time to time may be assigned to the Treasurer and Chief Financial Officer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board of Directors shall determine.
Section 5.13. Salaries. The salaries and other benefits of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation and participated in discussing, determining and/or voting upon the salary.
ARTICLE VI
CONTRACTS, LOANS, CHECKS, AND DEPOSITS
Section 6.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 6.02. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to a specific instances.
Section 6.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 6.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors, the Chief Executive Officer or the President may select.
ARTICLE VII
CERTIFICATES FOR SHARES AND THEIR TRANSFER
Section 7.01. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.
The shares of the corporation shall be represented by certificates signed by the President or the Executive Vice President, and by the Secretary of an Assistant Secretary of the Corporation and sealed with the seal of the Corporation. Such seal may be facsimile, engraved, or printed. If such Certificate is countersigned by a Transfer Agent or Registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile, engraved or printed. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms as the Board of Directors may prescribe.
Section 7.02. Uncertificated Shares. If authorized by the Board of Directors, the Corporation may issue shares in an uncertificated form and maintain accounts for shareholders and the ownership of such shares shall be evidenced by book-entry notations in the share register of the Corporation. Uncertificated shares shall be transferred on the book-entry share register of the Corporation upon written instructions from the registered owner of such uncertificated shares or from the duly authorized attorney-in-fact of such person or from an individual presenting evidence of succession, assignment or authority to transfer the stock.
Section 7.03. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the share register of the Corporation by the holder of record thereof or by his or her legal representative, or by his or her attorney-in-fact thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares or consent for the cancellation of the book-entry notations for uncertificated shares. The person in whose name shares stand on the share register of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
Section 7.04. Transfer Agent or Registrar. The Board of Directors may appoint one or more Transfer Agents or Registrars for its stock, and may require all stock certificates to bear the signature either of a Transfer Agent or a Registrar, or both. The Board may provide for the Transfer Agent or the Registrar or other qualified party to prepare and maintain a book-entry share register for uncertificated shares in addition to the share register for certified shares.
Section 7.05. Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such manner as the Board of Directors may require, and shall give the Corporation, its Transfer Agents or Registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board, the Transfer Agents or the Registrars of the Corporation, in the form and with such provisions as the Corporation, its Transfer Agent or Registrar may deem reasonably satisfactory, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.
ARTICLE VIII
FISCAL YEAR
The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.
ARTICLE IX
DIVIDENDS
The Board of Directors may, from time to time, declare and may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.
ARTICLE X
FINANCIAL INTEREST OF CORPORATE OFFICERS; EFFECT ON CONTRACTS
No contract or transaction between the Corporation or its subsidiaries and one or more of its directors or officers, or between the Corporation or its subsidiaries and any other corporation, partnership, limited partnership, limited liability company association, or other organization in which one or more of its directors or officers are directors of officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:
     (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors but less than a quorum; or
     (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or
     (3) The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the shareholders; or
     (4) All requirements of applicable law or regulations are strictly adhered to and observed.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee, which authorizes the contract or transactions.

ARTICLE XI
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS
Section 11.01 Indemnification of Directors and Officers. The Corporation, except as provided in Section 11.03 shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of the Corporation, by reason of the fact that, such person is or was the director or officer of the Corporation, or any subsidiary of the Corporation or is or was a director or officer of the Corporation or any subsidiary of the Corporation who is or was serving at the request of the Corporation or any subsidiary of the Corporation as a director, officer, agent, employee, partner, or trustee of another corporation, partnership, limited partnership, limited liability company, joint venture, trust or other enterprise, against expenses , including attorneys’ fee, judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person’s conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Such right will be conditioned upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XI
Section 11.02 Indemnification of Others. The Corporation may indemnify any person to the extent it deems appropriate, who is or was a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of the Corporation, by reason of the fact that such person is or was a non-officer employee, agent of the Corporation or any subsidiary of the Corporation, or is or was a non-officer employee, agent of the Corporation or any subsidiary of the Corporation, who is or was serving at the request of the Corporation or any subsidiary of the Corporation, as a director, officer, agent, employee, partner or trustee of another corporation, partnership, limited partnership, limited liability company, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines, taxes, and amounts paid on settlement actually and reasonable incurred by such person in connection with such action, suit, or proceeding if such person’s conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the non-officer employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XI
Section 11.03. Payment of Expenses. If a claim under Section 11.01 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under The General Business and Corporation Law of Missouri for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to make a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in The General Business and Corporation Law of Missouri, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 11.04. Indemnification Provided Hereby Not Exclusive., The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or Bylaw or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, devisees and personal representatives of such a person.
Section 11.05. Purchase of Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, advisory director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation or any subsidiary of the Corporation, as a director, officer, employee, partner, trustee or agent of another corporation, partnership, limited partnership, limited liability company, joint venture, trust or other enterprise against liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provision of this Article XI.
Section 11.06. Definition of “Corporation”. For the purposes of this Article XI, references to “the Corporation” or to “any subsidiary of the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, advisory director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, limited partnership, limited liability company, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would if such person has served the resulting or surviving corporation in the same capacity.
Section 11.07. Other Definitions. For purposes of this Article XI, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; the term “serving at the request of the Corporation or any subsidiary of the Corporation” shall include any service as a director, advisory director, officer, employee, partner, trustee or agent of the Corporation or any subsidiary of the Corporation which imposes duties on, or involves services by such director, officer, employee, partner, trustee or agent of, or at the request of, the Corporation or any subsidiary of the Corporation which imposes duties on, or involves services by such director, officer, employee, partner, trustee or agent with respect to an employee benefit plan, its participants, or beneficiaries; the term “subsidiary” shall mean any corporation, partnership, limited partnership, limited liability company, joint venture, trust or other enterprise of which a majority of the equity or ownership interest is directly or indirectly owned or controlled by the Corporation; and the term “director” shall include both legal and advisory directors of the Corporation and any subsidiary of the Corporation.
Section 11.08. Savings Clause. In the event any provision of this Article XI shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision of this Article XI and other provisions of this Article XI shall be construed as if such invalid provision had not been contained in this Article. In any event, the Corporation shall indemnify any person who is or was a director or officer of the Corporation, or any subsidiary of the Corporation, or who is or was a director or officer of the Corporation or any subsidiary of the Corporation, who is or was serving at the request of the Corporation or any subsidiary of the Corporation, as a director, officer, agent, employee, partner or trustee or another corporation, partnership, limited partnership, limited liability company, joint venture, trust or other enterprise, to the full extent permitted by Missouri law as in effect from time to time.

ARTICLE XII
WAIVER OF NOTICE
Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or of the Articles of Incorporation or of The General and Business Corporation Law of Missouri, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XIII
AMENDMENTS
The Bylaws, or any of them, or any additional or supplementary Bylaws, may be altered, amended or repealed, and the new Bylaws may be adopted at any annual meeting of the shareholders without notice, or at any special meeting the notice of which shall set forth the terms of the proposed bylaw or action to be taken on any bylaw, by a vote of the majority of the shares represented in person or by proxy and entitled to vote at such annual or special meeting, as the case may be, except as otherwise provided here.
These Bylaws may also be altered, amended or repealed and new Bylaws adopted by action of a majority of the directors of any regular or special meeting of the directors, except as otherwise provided herein.
Adopted on July 30, 1998, by action of the Board of Directors and Shareholders and amended by action of the Board of Directors on April 17, 2007.

/s/ Jerry S. Von Rohr
Chairman, President and Chief
Executive Officer

ATTEST:

/s/ Fortis M. Lawder
Secretary